Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AutoNation, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein. Our report refers to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (included in FASB ASC Topic 740, Income Taxes), effective January 1, 2007.

/s/ KPMG LLP

November 19, 2010

Fort Lauderdale, Florida

Certified Public Accountants